EXHIBIT 99.2


                   CONSENT TO MERGER AND IRREVOCABLE PROXY


      The undersigned, being a Stockholder of First American Financial Corporation, a bank holding company, do hereby consent to the merger of a subsidiary of Guaranty Bancshares, Inc. into First American Financial Corp. and approve to the transaction as set forth in the "Agreement and Plan of Reorganization of First American Financial Corporation" executed by First American Financial Corp. and Guaranty Bancshares, Inc. In this regard, I hereby constitute Gene Watson as my agent and attorney-in-fact, and grant to him my irrevocable proxy, to vote my shares to approve the merger transaction described in the terms and conditions of said Agreement. I agree that the grant of this proxy shall be irrevocable for the purposes stated herein.

                                    Shareholder:

                                    ____________________________________
                                    Name:_____________________________
                                    Number of Shares Owned:_____________